UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



           Date of Report (date of earliest event reported): April 27, 2006


                            Nyer Medical Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                     Florida
               (State or other jurisdiction of incorporation)

       000-20175                                       01-0469607
      (Commission                                     (IRS Employer
       File Number)                                  Identification No.)


                1292 Hammond Street, Bangor, Maine           04401
              (Address of principal executive offices)     (Zip Code)

                                 (207) 942-5273
                           Registrant's telephone number,
                               including area code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240. 14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

  ( ) Pre-commencement communications pursuant to Rule l3e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))



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Item 8.01   Other Events.

Nyer Medical Group, Inc. issued the press release attached as Exhibit 99.1 hereto on April 27, 2006.

Item 9.01  Financial Statements and Exhibits.

Exhibits

99.1    Press release of Nyer Medical Group, Inc., dated April 27, 2006.











































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Thursday, April 27, 2006 8:15 am Eastern Standard Time
Press Release

SOURCE: Nyer Medical Group, Inc.

Nyer Medical Group, Inc. Reports Record Pharmacy
Sales Up 5.8% With Record Prescriptions Up 15.1%
For 3rd Quarter Fiscal 2006

Pharmacy Chain Revenues Break Company Record With $41 Million
Reported For The Nine Months Ended March 31, 2006

Bangor, Maine, April 27, 2006/PRNewswire/--Nyer Medical Group, Inc. (NASDAQ:NYER) today announced that its 80% owned pharmacy chain, D.A.W., Inc. d/b/a Eaton Apothecary ("Eaton"), expects sales to increase to $13.9 million or an increase of $800,000 or 5.8% for the three months ended March 31, 2006 as compared to $13.1 million for the three months ended March 31, 2005. Sales for the nine months ended March 31, 2006 are expected to increase to approximately $41 million or an increase of $1.6 million or 3.8% as compared to $39.4 million for the nine months ended March 31, 2005. Eaton had record prescriptions filled for the three months ended March 31, 2006 to 290,240, a 15.1% increase as compared to 252,070 for the three months ended March 31, 2005. The Company expects this trend to continue as baby boomers approach age 65 and the continued response to the government drug benefits program, Medicare Part D. The recent acquisition of the Connors Pharmacy in Gloucester, MA will also add approximately $1.1 million in quarterly sales and 19,500 in quarterly prescriptions.

"We are very pleased with our pharmacy chain's growth and expect to reach our annual sales goal of $62 million by our fiscal year end of June 30, 2007," stated Karen Wright, CEO and President of Nyer Medical Group, Inc. She also stated "We are finalizing our negotiations to purchase the remaining 20% interest in our pharmacy chain. We expect to have this completed in the first quarter of fiscal 2007."

Nyer Medical Group, Inc. is a holding company that through its subsidiaries operates pharmacies in the greater Boston area and a medical products distribution business that distributes and markets medical equipment and supply products to hospitals, physicians and nursing homes using relationship-based telemarketing, direct sales personnel, catalogs and the Internet. These orders are filled by the Company's distribution centers located in New England and South Florida.

For further information contact Jack Sutton, Alliance Capital Resources, Inc.,
(714) 524-9710.

Additional information concerning Nyer Medical Group, Inc. may be found on NYER's website www.nyermedicalgroup.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements in this release that are not historical facts, including, without limitation, statements regarding the Company's increase in sales, continued growth,
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continued response to the government drug benefits program, Medicare Part D and completing the purchase of the remaining 20% interest in the Company's pharmacy chain in the first quarter of fiscal 2007 are forward-looking statements and are subject to risk and uncertainties. Such risks and uncertainties include, but are not limited to, any possible change in our core business and changes in the capital equity markets. Nyer Medical Group, Inc. does not undertake any obligation to update these forward-looking statements.

















































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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    Nyer Medical Group, Inc.


 Date: April 27, 2006               By: /s/ Karen L. Wright
                                            Karen L. Wright
                                            Chief Executive Officer







































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